Exhibit T3B.170

FIRST AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

WESTGATE MALL LIMITED PARTNERSHIP

This Amendment (the “Amendment”), is entered into to be effective as of the 15th day of April, 2002, by and between CBL/GP II, Inc., a Wyoming corporation, and CBL & Associates Limited Partnership, a Delaware limited partnership (the “Partners”).

WHEREAS, CBL/GP II, Inc. and CBL & Associates Limited Partnership, now constituting all of the partners of Westgate Mall Limited Partnership (the “Partnership”), desire to amend the Agreement of Limited Partnership of Westgate Mall Limited Partnership (the “Partnership Agreement”) to memorialize the change in the description of the Property set forth on Exhibit “A” thereto; and

WHEREAS, pursuant to Paragraph 10.1 of the Partnership Agreement, the Partners may amend, modify, or change the Partnership Agreement; and

WHEREAS, the Partnership formerly owned that certain regional mall located in Spartanburg, South Carolina, and known as “Westgate Mall” (“Westgate Mall”) as set forth on Exhibit “A” of the Partnership Agreement; and

WHEREAS, in connection with the financing of Westgate Mall with Column Financial, Inc., the Partnership has contributed Westgate Mall to Westgate Mall II, LLC, a Delaware limited liability company.

NOW, THEREFORE, in consideration of the mutual promises and obligations herein set forth and in the Partnership Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

1.    Property. The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Property” shall mean the assets owned by the Partnership and described in Exhibit “A” attached hereto and made a part hereof.

2.    Exhibit “A”. Exhibit “A” to the Partnership Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

3.    All other provisions and terms of the Partnership Agreement shall remain as stated therein except as previously amended and as may be amended by the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the 15th day of April, 2002.

GENERAL PARTNER:

CBL/GP II, Inc., a Wyoming corporation

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Its:	Chief Legal Officer

LIMITED PARTNER:

CBL & Associates Limited Partnership
a Delaware limited partnership

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Its:	Chief Legal Officer

EXHIBIT “A”

TO

FIRST AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

WESTGATE MALL LIMITED PARTNERSHIP

A 100% membership interest in Westgate Mall II, LLC, a Delaware limited liability company